UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 24, 2005

SONICWALL, INC.

(Exact name of registrant as specified in its charter)

California	000-27723	77-0270079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1143 Borregas Avenue Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 745-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment No. 1

This Amendment No. 1 amends the Current Report on Form 8-K of SonicWALL, Inc., a California corporation, filed with the Securities and Exchange Commission on January 24, 2005.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 19, 2005, SonicWALL, Inc. entered into an agreement with Mr. Robert D. Selvi under which Mr. Selvi agreed to join the Registrant as its Vice President and Chief Financial Officer.

The following descriptions summarize the terms and conditions that are material and are qualified in their entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this amended report on Form 8-K/A.

The agreement between Mr. Selvi and the Registrant specifies an annual base salary of $260,000 and a targeted annual bonus amount of 40% of base salary. The Agreement also provides for a stock option grant of 375,000 shares to be vested over a four year period with 25% of such shares to vest on the one-year anniversary of employment and the balance in equal monthly amounts thereafter, subject to Mr. Selvi remaining in continuous employment with the Registrant. The Board of Directors of the Registrant, acting through its Compensation Committee, has approved the option grant.

The Agreement also provides that Registrant and Mr. Selvi enter into a Retention and Severance Agreement for Executive Officers in the form filed by the Registrant as Exhibit 10.3 to its report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2004. The Registrant and Mr. Selvi executed such agreement effective January 24, 2005.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

The full text of the agreement between Mr. Selvi and the Registrant is hereby furnished as Exhibit 10.1 to this Form 8-K/A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date January 28, 2005	SONICWALL, INC. (Registrant)

	By:	/s/ Robert B. Knauff
Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Agreement between Mr. Selvi and the Registrant.